                                                 Annual Report to Stockholders
                                                             December 31, 1996
S A M A R N A N
INVESTMENT CORPORATION
P.O. BOX 651  CLEBURNE, TEXAS 76033

Registered under the Investment Company Act of 1940 as a diversified, closed end management company. Copies of the Company's Annual Report are available to registered stockholders upon written request to the Secretary at the above address.

[LETTERHEAD]


                             INDEPENDENT AUDITORS' REPORT
                             ----------------------------

The Board of Directors and Shareholders
Samarnan Investment Corporation:

We have audited the accompanying statement of assets and liabilities of Samarnan Investment Corporation, including the portfolio of investment securities, as of December 31, 1996, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Samarnan Investment Corporation as of December 31, 1996, the results of its operations for the year ended, the changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.



                                            /s/ CHESHIER & FULLER, L.L.P.
                                            --------------------------------
                                                CHESHIER & FULLER, L.L.P.

Dallas, Texas
March 3, 1997

                           SAMARNAN INVESTMENT CORPORATION
                         Statement of Assets and Liabilities
                                  December 31, 1996


Assets:
    Cash                                                                              $   678,942
    Investments in securities as market (cost, net of amortization
     of bond premium. $16,772,664)                                                     17,234,224
    Accrued interest receivable                                                           269,379
                                                                                    -------------
    Total assets                                                                       18,182,545

Liabilities
    Payables:
    Accounts payable                                                                       14,320
                                                                                    -------------
    Total liabilities                                                                      14,320
                                                                                    -------------
    Net assets apllicable to outstanding capital shares, equivalent
     to 515.11 per share                                                              $18,168,225
                                                                                    -------------
                                                                                    -------------
Source of net assets:
    Capital shares - authorized 2,000,000 shares of $1.00 par value:
     outstanding 1,201,768 shares                                                     $ 1,201,768
    Accumulated net realized gains of $1,079,429 less accumulated
     distribution of $1,154,071                                                           (74,642)
    Unrealized appreciation investments                                                   461,561
    Undistibuted net investment income                                                    773,229
    Retained earnings at April 29, 1978, commencement of operations
     as an investment company                                                          15,806,309
                                                                                    -------------

                                                                                      $18,168,225
                                                                                    -------------
                                                                                    -------------


                           SAMARNAN INVESTMENT CORPORATION
                               Statement of Operations
                             Year Ended December 31, 1996



Investment income - interest                                                          $   986,594
                                                                                    -------------
Expenses
    Investment advisory fee                                                                48,000
    Legal and professional fees                                                            20,283
    Audit fees                                                                              6,800
    Directors fess                                                                          7,800
    Custodian expense                                                                       6,000
    Administrative fees                                                                     1,392
    Office and printing supplies                                                            1,313
                                                                                    -------------

         Total expenses                                                                    91,588
                                                                                    -------------
         Net investment income                                                            895,006
                                                                                    -------------

Realized and unrealized gain on investments:
    Realized gain from security transactions - excluding short-term securities:
            Proceeds from sales                                                         3,880,395
            Cost if securities sold, net of amortization of board premiums              3,955,037
                                                                                    -------------

            Net realized (loss)                                                           (74,642)
                                                                                    -------------

Unrealized appreciation of investments:
    Beginning of period                                                                   579,817
    End of period                                                                         461,561
                                                                                    -------------
         Decrease in unrealized appreciation on investments                              (118,256)
                                                                                    -------------
         Net realized and unrealized loss on investments                                 (192,898)
                                                                                    -------------

         Increase in net assets from invesment activities                             $   702,108
                                                                                    -------------
                                                                                    -------------
Total expenses as a percentage of total investment income                                   9.3%
                                                                                            ---
                                                                                            ---

                   See accompanying notes to financial statements.

                           SAMARNAN INVESTMENT CORPORATION
                          Statement of Changes in Net Assets
                        Year Ended December 31, 1996 and 1995


                                                                        1996            1995
                                                                     -----------     ----------

Investment activities
    Net investment income                                            $   895,006    $   952,085
    Net realized gain (loss) from security transactions                  (74,642)        15,784
    Increase (decrease) in unrealized appreciation
         of investments                                                 (118,256)       619,137
                                                                     -----------    -----------

Increase in net assets from investment activities                        702,108      1,587,006
                                                                     -----------    -----------
Dividends and distibutions to shareholders:
    Net investment income                                               (849,489)      (895,078)
    Capital gains                                                        (15,784)        (6,248)
                                                                     -----------    -----------

Decrease in net assets from dividends and distributions
    to shareholders                                                     (865,273)      (901,326)
                                                                     -----------    -----------

    Increase (decrease) in net assets                                   (163,165)       685,680

Net assets:
    Beginning of period                                               18,331,390     17,645,710
                                                                     -----------    -----------

    End of period                                                    $18,168,225    $18,331,390
                                                                     -----------    -----------
                                                                     -----------    -----------



                    See accompanying notes to financial statements.

                          SAMARNAN INVESTMENT CORPORATION
                           Notes to Financial Statements
                                 December 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Company is registered under the Investment Company Act of 1940 as a diversified, closed-end management investment company. The significant accounting policies followed by the Company are summarized as follows:

    (a)  SECURITIES

         Investments in securities are carried at market value. Security transactions are accounted for on the trade date. The cost of securities sold is based on identifying specific issues delivered against each sale.

    (b)  DIVIDENDS AND DISTRIBUTIONS

         Dividends and distributions to shareholders are recorded on the ex-dividend date.

    (c)  BOND PREMIUM AND DISCOUNTS

         Bond premiums are amortized to the maturity date of the bond on a straight-line basis. Bond discounts are not amortized; these are included as realized gains when the bond is sold or matures. The amortization for any one year is not material.

    (d)  ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management fo make estimates and assumptions that affect the reported amounts of assests and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) INVESTMENT ADVISORY CONTRACT

    Effective April 1, 1991, the Company contracted with Voyageur Fund Managers to provide investment advisory services. Under this contract, the Company is fu0rnished investment, clerical and statistical services regarding its investments. In addition, all orders for purchasing and selling the Company's portfolio securities are placed by Voyageur Fund Managers.
    The cost of these investment advisory services is $48,000 per annum.

(3) FEDERAL INCOME TAXES

    No provision has been made for Federal income taxes since it is the plan of the Company to distibute substantially all of its investment income, including the net realized gains on investments and to qualify as a "regulated investment company" under the applicable sections of the Internal Revenue Code.

(4) SECURITIES TRANSACTIONS

    In 1996, cost of purchases and proceeds from sales or maturities of securities, other than short-term securities, amounted to $3,336,934 and $3,880,396, respectively.

    There were no differences between the cost bases of securities for Federal income tax and financial statement purposes. The aggregate unrealized appreciation and depreciation for all securities as of December 31, 1996 were $495,512 and $33,951, respectively.

(5) DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

    Cash dividends paid during the years ended December 31, 1996 and 1995 amount to $.72 and $.75 per share, respectively.

    Cash dividends of $.22 per share from the balance of undistributed net investment income were declared by the Company's Board of Directors on January 28, 1997, payable to shareholders of record, February 2, 1997.

                          SAMARNAN INVESTMENT CORPORATION
                         Portfolio of Investment Securities
                                 December 31, 1996


                                                                                              COST (NET OF
                                                                                              AMORTIZATION
                                                 COUPON         MATURITY        PRINCIPAL          OF BOND             MARKET
MUNICIPAL BONDS (100.0%)                           RATE             DATE           AMOUNT          PREMIUM)             VALUE
-----------------------                           ------         -------        ---------     -------------       -----------
Elgin, Illinois, G.O.                               6.10         1-01-97          500,000     $     498,835       $   500,000
Soobormish County, Washington                       6.10         1-01-97          500,000           500,000           500,000
Carmel Clay School G.O.                             6.10         1-15-98          500,000           500,000           510,185
Ohio Higer Ed. SRS B                                7.00         6-01-98          500,000           507,250           515,400
Tempe, Arizona G.O.                                 8.00         7-01-99          500,000           516,654           543,545
IL Health - Univ of Chicago Hospital                4.75         8-15-99          825,000           823,020           834,240
Cook County, Illinois Schaumber G.O.                6.20         1-01-00          500,000           500,000           518,185
Robbinsdale MN Hospital                             4.75         5-15-00          500,000           496,050           504,605
Naperville, Illinois Electric                       6.20        11-01-00          500,000           500,000           521,830
Wisconsin Public Power                              6.40         7-01-01          500,000           496,350           537,570
Palatine, Illinois CCSD #15                         5.90        12-01-01          450,000           445,999           476,609
King County, Washington ISD #408                    6.10        12-01-01          300,000           300,000           319,671
Indiana Municipal Power                             5.25         1-01-02          500,000           498,215           513,660
Nevada State G.O. Series A                          6.00         5-01-02          400,000           397,182           426,588
Maricopa County, Arizona SD #4                      6.125        7-01-01          500,000           496,399           515,645
Lake Preston SD-Ottertail Pwr                       5.00        12-01-02          555,000           555,000           560,733
Kitsap County Washington SD #401                    4.70        12-01-03          500,000           489,765           501,150
Bedford Park, IL - G.O.                             5.20        12-01-04          500,000           499,500           509,785
Alaska State Housing Finance Corp.                  5.90        12-01-04          600,000           626,811           620,304
North Branch Minn, ISD #138                         5.20         2-01-05          475,000           476,984           487,027
Henderson, NV - G.O.                                5.25         5-01-05          500,000           501,535           514,835
Box Elder, UT - G.O.                                5.15         6-15-05          300,000           299,250           304,488
Indiana St. Ed.                                     4.80        10-01-05          500,000           415,475           498,445
Chicago, IL Wastewater Rev.                         5.40         1-01-06          500,000           495,000           514,440
North Miami, FL Health Fac Rev Cathol               5.50         8-15-06          200,000           198,468           199,098
Clark County Nevada School District                 5.50         6-15-07          800.000           790,536           829,967
Memphis, TN - G.O.                                  6.80         7-01-07          700,000           733,629           740,054
North Miami, FL Health Fac Rev Cathol               5.50         8-15-07          375,000           371,933           373,181
Alabama Cig & Univ Tuskegee                         5.50         9-01-07          500,000           500,000           512,445
Wisconsin Health & Education - Sinai                5.50         8-15-08          600,000           592,248           599,964
Illinois Health Fac Auth                            6.00         2-15-11          500,000           497,580           499,020
Montgomery County PA IDA                            5.625       11-15-12          500,000           480,920           486,925
Minneapolis, MN, Hospital                           9.125       12-01-14          700,000           772,076           744,632
                                                                                              -------------       -----------

         Total                                                                                $  16,772,664       $17,234,224
                                                                                              -------------       -----------
                                                                                              -------------       -----------

                   See accompanying notes to financial statements.

                          SAMARNAN INVESTMENT COPRORATION
                         Selected per Share Data and Ratios
                For Each of the Years in the Five-Year Period Ended
                                 December 31, 1996


                                                  1996           1995           1994           1993           1992
                                                  ----           ----           ----           ----           ----
Per Share Data
--------------

Investment income - interest                     $ .82          $ .86          $ .93          $1.00          $1.01
Expenses                                          (.08)          (.07)          (.07)          (.07)          (.08)
                                                 -----          -----          -----          -----          -----
    Net investment income                          .74            .79            .86            .93            .93

Net realized and unrealized gains
    (losses on investments                        (.16)           .52           (.97)           .14           (.11)
Dividends from net investment income              (.71)          (.74)          (.80)          (.93)          (.90)
Destributions from net realized
    long-term gains on securities                 (.01)          (.01)             -           (.15)          (.01)
                                                 -----          -----          -----          -----          -----
Net increase (decrease) in
    net asset value                               (.14)           .56           (.91)          (.01)          (.09)
Net asset value:
    Beginning of period                          15.25          14.69          15.60          15.61          15.70
                                                 -----          -----          -----          -----          -----
    End of period                               $15.11         $15.25         $14.69         $15.60         $15.61
                                                ------         ------         ------         ------         ------
                                                ------         ------         ------         ------         ------

Ratios
------

Expenses to average net assets                     .51            .49            .50            .48            .50
Investment income from operations
    to average net assets                         5.45           5.74           6.27           6.39           6.50
Portfolio turnover                               19.05          28.20          13.05          23.25           1.49
                                                ------         ------         ------         ------         ------
                                                ------         ------         ------         ------         ------

Average shares outstanding                   1,201,768      1,201,768      1,201,768      1,201,768      1,201,768
                                             ---------      ---------      ---------      ---------      ---------
                                             ---------      ---------      ---------      ---------      ---------



                    See accompanying notes to financial statements.

SAMARNAN
INVESTMENT CORPORATION
P.O. BOX 651   CLEBURNE, TEXAS  76033


BOARD OF DIRECTORS                               LEGAL COUNSEL

George S. Walls, Jr.                             Richard S. Whitesell, Jr.
Nancy Walls Devaney                              4211 Arcady
Martha Walls Murdoch                             Dallas, TX  75205
O.P. Leonard, Jr.
Joe Monteleone
Steve Sikes                                      INDEPENDENT AUDITORS
Roland Walden
                                                 Cheshier & Fuller, L.L.P.
                                                 14175 Proton Raod
OFFICERS                                         Dallas, TX  75244

George S. Walls, Jr., President
Jerry D. Wheatley, Secretary/Treasurer           CUSTODIAN

                                                 Trust Company of Texas
INVESTMENT ADVISORS                              7001 Preston Road, Suite 300
Voyageur Asset Management                        Dallas, TX  75205
90 South Seventh St.
Suite 4400
Minneapolis, MN  55402

REGISTRAR/TRANSFER AGENT

Securities Transfer Corporation
16910 Dallas Pky. Suite 100
Dallas, TX  75248

                                    ANNUAL MEETING

The Annual Meeting of Stockholders of Samarnan Investment Corporation will be held April 24, 1997, at 11:00 A.M., in the Bellevue Room I of the Fort Worth Club, 306 W. Seventh, Fort Worth, Texas.